EXHIBIT 32.1

                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350


     In connection with Amendment No. 2 to the Annual Report of Extensions, Inc. (the "Company") on Form 10K, for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Crawford Shaw, the chief executive officer of the company hereby certify as of the date hereof, solely for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:


     (i) the Annual Report on Form 10-K, of the Company for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  June 18, 2009

/s/  Crawford  Shaw
-------------------
Crawford  Shaw
Principal  Executive  Officer  and  Director